Exhibit 1.1

EXTERRAN PARTNERS, L.P.

Common Units Representing Limited Partner Interests

ATM EQUITY OFFERINGSM SALES AGREEMENT

May 15, 2015

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

c/o                               Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell from time to time to or through Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as sales agents and/or principals (each, an “Agent”, and collectively, the “Agents”), common units representing limited partner interests in the Partnership (the “Common Units”), having an aggregate gross sales price of up to $100,000,000 (the “Offered Units”), on the terms set forth in this ATM Equity OfferingSM Sales Agreement (this “Agreement”).  The Partnership agrees that whenever it determines to sell Offered Units directly to an Agent as principal it will enter into a separate written Terms Agreement (each, a “Terms Agreement”), in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2(k) hereof.  References herein to “this Agreement” or to matters contained “herein” or “hereunder,” or words of similar import, mean this Agreement and any applicable Terms Agreement.

Exterran General Partner, L.P., a Delaware limited partnership (the “General Partner”), is the sole general partner of the Partnership.  Exterran GP LLC, a Delaware limited liability company (“GP LLC”), is the sole general partner of the General Partner.  EXLP Finance Corp., a Delaware corporation (“Finance Corp”), EXLP Operating LLC, a Delaware limited liability company (“EXLP Operating”), and EXLP Leasing, LLC, a Delaware limited liability company (“EXLP Leasing”), are sometimes collectively referred to herein as the “Subsidiaries.”  GP LLC, the General Partner and the Partnership are sometimes collectively referred to herein as the “Partnership Parties.”  Each of the Partnership Parties and each of the Subsidiaries is sometimes referred to herein as a “Partnership Entity,” and they are sometimes collectively referred to herein as the “Partnership Entities.”

As used in this Agreement:

“Applicable Time” means, with respect to any offer and sale of Offered Units, the time immediately prior to the first contract of sale for such Offered Units, or such other time as agreed by the Partnership and the applicable Agents.

“General Disclosure Package” means each Issuer Free Writing Prospectus, if any, issued prior to the Applicable Time, the most recent Prospectus filed with the Commission (as defined in Section 1(a) hereof) in accordance with Section 3(b), 3(c) or 3(n) hereof that is distributed to investors prior to the Applicable Time and the number of Offered Units and the initial offering price per Offered Unit, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Offered Units that is (i) required to be filed with the Commission by the Partnership, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Units or of the offering thereof that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “made,” “stated” or “referred to” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus (as defined in Section 1(a) hereof) shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the Applicable Time relating to the particular Offered Units; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations promulgated thereunder (the “1934 Act Regulations”) incorporated or deemed to be incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be, at or after the Applicable Time relating to the particular Offered Units.

Section 1.  Representations and Warranties.  The Partnership Parties, jointly and severally, represent and warrant to each Agent at the date of this Agreement, each Registration Statement Amendment Date (as defined in Section 3(o) hereof), each Partnership Periodic Report Date (as defined in Section 3(n) hereof), each Partnership Earnings Report Date (as defined in Section 3(o) hereof), each Request Date (as defined in Section 3(o) hereof), each Applicable Time and each Settlement Date (as defined in Section 2(h) hereof) (collectively, a “Representation Date”), and agrees with the Agents, as follows:

(a)                                 Compliance of the Registration Statement, the Prospectus and Incorporated Documents.  The Partnership meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “1933 Act”), and has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration No. 333-187284), in respect of the Common Units (including the Offered Units) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, has become effective; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the Partnership Parties, threatened by the Commission (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; the various parts of such registration statement, excluding any Form T-1 but including all other exhibits thereto and any prospectus supplement or prospectus relating to the Offered Units that is filed with the Commission and deemed by virtue of Rule 430B or Rule 430C under the 1933 Act to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the prospectus supplement specifically relating to the Offered Units prepared and filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (“Rule 424(b)”) is hereinafter called the “Prospectus Supplement”; the Basic Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Basic Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement or base prospectus relating to the Offered Units filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the 1934 Act, and incorporated therein, in each case after the date of the Basic Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

The Basic Prospectus and the Prospectus Supplement, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”).  Each of any preliminary prospectus and the Prospectus and any amendment or supplement thereto is identical to the electronically transmitted copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”), except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(b)                                 Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time or at any Settlement Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At each Applicable Time, the General Disclosure Package does not include and will not include an untrue statement of a material fact or omit and will not to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at any Settlement Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that no representation or warranty is made as to information contained in the Prospectus or any amendment thereto in reliance upon and in conformity with information furnished to the Partnership by the Agents in writing expressly for use therein.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were or hereafter are filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  Issuer Free Writing Prospectuses.  The Partnership will not, directly or indirectly, use or refer to any Issuer Free Writing Prospectus, as defined in Rule 433 of the 1933 Act Regulations, with respect to any offering of the Offered Units.

(d)                                 Partnership An Ineligible Issuer.  For purposes of each offering of Offered Units that is not a firm commitment underwriting, the Partnership will be an “ineligible issuer,” as defined in Rule 405 of the 1933 Act Regulations.

(e)                                  Independent Accountants.  Deloitte & Touche LLP has audited certain historical consolidated financial statements of the Partnership and is an independent registered public accounting firm with respect to the Partnership Entities within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the 1933 Act and the 1933 Act Regulations.

(f)                                   Financial Statements. The historical financial statements of the Partnership included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act and present fairly in all material respects the financial condition, results of operations, cash flows and partners’ capital/net parent equity, as applicable, of the Partnership at the dates and for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The pro forma financial statements and the related notes thereto, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  The other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus has been derived from the accounting records of the Partnership Entities and presents fairly in all material respects the information shown thereby. All disclosures included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)                                  No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, whether or not arising in the ordinary course of business, that would reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Partnership Entities, considered as one enterprise (a “Material Adverse Effect”).

(h)                                 Formation and Qualification. Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership, corporation or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of formation and has full partnership, corporate or limited liability company power and authority necessary to own, lease and operate its properties that it owns, leases or operates and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement (to the extent applicable).  Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each other jurisdiction in which such qualification is required for the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(i)                                     Power and Authority to Act as a General Partner.  The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.  GP LLC has full power and authority to act as general partner of the General Partner in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    Ownership of GP LLC and EXH GP LP LLC. Exterran Energy Solutions, L.P., a Delaware limited partnership (“Exterran Energy”), owns all of the issued and outstanding membership interests of GP LLC and EXH GP LP LLC, a Delaware limited liability company (“EXH GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreements of GP LLC (the “GP LLC Agreement”) and EXH GP and are fully paid (to the extent required by such limited liability company agreements) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and Exterran Energy owns such membership interests free and clear of all Liens other than those arising under that certain Senior Secured Credit Agreement, dated as of July 8, 2011, among Exterran Holdings, Inc. a Delaware corporation (“Holdings”), and the administrative agents, lenders and other agents party thereto (the “EXH Credit Agreement”).  As used in this Agreement,”Lien” means any security interest, mortgage, pledge, lien, encumbrance or claim.

(k)                                 Ownership of General Partner Interests in the General Partner.  GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the General Partner (the “GP Partnership Agreement”); and GP LLC owns such general partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.

(l)                                     Ownership of the Limited Partner Interests in the General Partner.  EXH GP owns a 99.999% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and EXH GP owns such limited partner interest free and clear of all Liens other than those arising under the EXH Credit Agreement.

(m)                             Ownership of the General Partner Interest in the Partnership.  The General Partner is the sole general partner of the Partnership with a 1.987% general partner interest in the Partnership as of the date hereof; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership (the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or the Partnership Agreement).

(n)                                 Ownership of the Sponsor Units and the Incentive Distribution Rights. As of the date hereof, EXH MLP LP LLC (“EXH MLP”) owns 23,582,056 Common Units (collectively, the “Sponsor Units”) and the General Partner owns all the Incentive Distribution Rights (as defined in the Partnership Agreement).  The Sponsor Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); and EXH MLP owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or the Partnership Agreement) other than, in the case of EXH MLP’s ownership of the Sponsor Units, those arising under the EXH Credit Agreement.

(o)                                 Ownership of Finance Corp.  The Partnership owns all of the issued and outstanding shares of Finance Corp; such shares have been duly authorized and validly issued in accordance with the bylaws of Finance Corp (the “Finance Corp Bylaws”) and are fully paid and nonassessable; and the Partnership owns such shares free and clear of all Liens other than those arising under that certain Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010, among EXLP Operating, as borrower, the Partnership, as guarantor, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, as amended (the “EXLP Credit Agreement”).

(p)                                 Ownership of EXLP Operating.  The Partnership owns all of the issued and outstanding membership interests of EXLP Operating; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Operating (the “EXLP Operating Agreement”) and are fully paid (to the extent required by the EXLP Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than those arising under the EXLP Credit Agreement.

(q)                                 Ownership of EXLP Leasing.  EXLP Operating owns all of the issued and outstanding membership interests of EXLP Leasing; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of EXLP Leasing (the “EXLP Leasing Agreement”) and are fully paid (to the extent required by such limited liability agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and EXLP Operating owns such membership interests free and clear of all Liens other than those arising under the EXLP Credit Agreement.

(r)                                    No Other Subsidiaries.  As of the date hereof, other than (i) GP LLC’s 0.001% general partner interest in the General Partner, (ii) the General Partner’s 1.987% general partner interest in the Partnership, (iii) the General Partner’s ownership of all of the Incentive Distribution Rights, (iv) the Partnership’s ownership of all of the issued and outstanding equity interests of Finance Corp, (v) the Partnership’s ownership of all of the issued and outstanding membership interests in EXLP Operating, and (vi) EXLP Operating’s ownership of all of the issued and outstanding membership interests in EXLP Leasing, no Partnership Entity owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s)                                   Capitalization.  As of the date hereof, the issued and outstanding limited partner interests and general partner interests of the Partnership consist of 59,666,710 Common Units, the Incentive Distribution Rights and 1,209,562 General Partner Units (as defined in the Partnership Agreement).

(t)                                    Authorization of this Agreement.  This Agreement has been duly authorized, executed and delivered by the Partnership.

(u)                                 Authorization, Execution, Delivery and Enforceability of Certain Agreements.  The GP LLC Agreement, the GP Partnership Agreement, the Partnership Agreement, the Finance Corp Bylaws, the EXLP Operating Agreement and the EXLP Leasing Agreement have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided that the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(v)                                 Valid Issuance of the Offered Units. The Offered Units and the limited partner interests represented thereby have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act).

(w)                               Authorization and Description of Common Units. All of the outstanding Common Units have been duly authorized and are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); the Common Units conform in all material respects to all statements relating thereto contained in the Prospectus; and no holder of the Offered Units will be subject to personal liability by reason of being such a holder.

(x)                                 No Preemptive Rights, Registration Rights or Options.  Except as identified in the Registration Statement, the General Disclosure Package or the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Except for such rights that have been waived or as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(y)                                 No Conflicts. None of the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement, (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Parties, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the EXH Credit Agreement or the EXLP Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement. As used in this Agreement, “Organizational Documents” means (A) in the case of a corporation, its charter and bylaws, (B) in the case of a limited or general partnership, its partnership certificate, certificate of partnership or similar organizational document and its partnership agreement and (C) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement.

(z)                                  No Violations.  No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body, domestic or foreign, having jurisdiction over any of the Partnership Parties or any of their properties or assets is required in connection with the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of any other transactions contemplated by this Agreement or any Terms Agreement except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, (ii) for such consents that have been obtained, (iii) for such consents that if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or to materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement, and (iv) as disclosed in the General Disclosure Package.

(aa)                          No Defaults.  None of the Partnership Entities is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over any of the Partnership Entities or any of their properties or assets or (ii) breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement or any Terms Agreement.

(bb)                          Absence of Labor Dispute.  No labor dispute with the employees of any Partnership Entities exists or, to the knowledge of the Partnership Parties, is imminent that would result in a Material Adverse Effect.

(cc)                            Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened against or affecting the Partnership Entities, that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or would materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement.

(dd)                          Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, any preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(ee)                            Possession of Licenses and Permits.  The Partnership Entities possess, directly or indirectly, such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own or lease their respective properties and to conduct their respective businesses, except where the failure so to possess would not, individually or in the aggregate, result in a Material Adverse Effect; the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, result in a Material Adverse Effect; and the Partnership Entities have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(ff)                              Title to Property.  Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, the Partnership Entities have good title to all properties owned by them, in each case, free and clear of all Liens except (i) such Liens as are described in the Registration Statement, the General Disclosure Package and the Prospectus, (ii) any Liens arising under the EXH Credit Agreement or the EXLP Credit Agreement or (iii) such Liens as do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities.

(gg)                            Possession of Intellectual Property.  Except for such exceptions that would not reasonably be expected to result in a Material Adverse Effect, (i) the Partnership Entities own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and (ii) the Partnership Entities have not received any notice and are not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Partnership Entities.

(hh)                          Environmental Laws.  Each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received, either directly or indirectly, all permits required of them under applicable Environmental Laws to conduct its business as presently conducted, (iii) is in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect.  The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any applicable Environmental Law.

(ii)                                  Accounting Controls.  The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(jj)                                Compliance with the Sarbanes-Oxley Act.  The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of GP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent audited financial statements of the Partnership included in the Prospectus, the Partnership does not have any material weaknesses in internal controls, and since the date of the most recent audited financial statements of the Partnership included in the Prospectus, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.  The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(kk)                          Payment of Taxes.  Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that if not paid would not have a Material Adverse Effect.

(ll)                                  Insurance.  The Partnership Entities are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Partnership Entities have no reason to believe that Holdings or its affiliates will not be able (i) to renew such existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not result in a Material Adverse Effect.

(mm)                  Investment Company Act.  The Partnership Entities are not required, and upon the sale of the Offered Units as herein contemplated will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(nn)                          Absence of Manipulation.  Neither the Partnership Entities nor any affiliates of the Partnership Entities have taken, nor will the Partnership Entities or any affiliates take, directly or indirectly, any action that is designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(oo)                          Domestic Operations.  The operations of the Partnership and each of its Subsidiaries are, and at all times have been, conducted within the United States of America.  The Partnership and its Subsidiaries have no foreign operations.

(pp)                          Money Laundering Laws.  The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(qq)                          Lending Relationship.  As of the date hereof and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Partnership (i) does not have any material lending or other relationship with the Agents or any bank, lending or other affiliate of an Agent and (ii) does not intend to use any of the proceeds from the sale of the Offered Units to repay any outstanding debt owed to an Agent or any affiliate of an Agent.

(rr)                                Statistical and Market-Related Data.  Any statistical, demographic and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate, and all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(ss)                              No Commissions.  Neither the Partnership nor any of its subsidiaries are a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Partnership or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of any Offered Units.

(tt)                                Actively-Traded Security.  The Common Units are “actively-traded securities” exempted from the requirements of Rule 101 of Regulation M under the 1934 Act by subsection (c)(1) of such rule.

(uu)                          FINRA Matters.  The Partnership was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been, eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.  The Partnership has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act for a period of at least 36 calendar months immediately preceding the filing of the Registration Statement and the date hereof, and the Partnership has filed in a timely manner all reports required to be filed under the 1934 Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement and the date hereof.  As of the date hereof, the aggregate market value of the Common Units held by non-affiliates of the Partnership was $150,000,000 or more; provided, that, such market value is computed using the price at which the Common Units were last sold, or the average of the bid and asked prices of such Common Units, as of a date within 60 days prior to the date hereof.

Any certificate signed by any officer or other authorized signatory of the Partnership and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Partnership to the Agents as to the matters covered thereby.

Section 2.  Sale and Delivery of Offered Units.

(a)                                 Subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell Offered Units through the applicable Agents acting as sales agent or directly to the applicable Agents acting as principal from time to time.  Sales of the Offered Units, if any, through an Agent acting as sales agent or directly to an Agent acting as principal will be made by means of ordinary brokers’ transactions on NASDAQ or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)                                 The Offered Units are to be sold to an Agent on an agented basis on any day (other than a day on which NASDAQ is scheduled to close prior to its regular weekday closing time)(each, a “Trading Day”) on which (i) any of the individuals listed as authorized representatives of the Partnership on Annex II hereto, as may be updated in writing from time to time (the “Authorized Individuals”), have instructed such Agent to make such sales and (ii) the Partnership has satisfied its covenants and conditions specified in Sections 4 and 5 hereof.  On any Trading Day, the Partnership, through the Authorized Individuals, may sell Offered Units through only one Agent and, if it determines to do so, shall instruct the applicable Agent by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by such Agent) or email as to the maximum number of Offered Units to be sold on such Trading Day and the minimum price per Common Unit at which such Offered Units may be sold.  Subject to the terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Partnership and the performance by the Partnership of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 5 hereof), such Agent shall use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell all of the Offered Units so designated by the Partnership as sales agent in accordance with such instruction.  On any Trading Day, the Partnership, through the Authorized Individuals, shall give at least one business day’s prior written notice by email as to any change of the Agent through whom sales of Offered Units as sales agent will be made.  For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or security holders of the Partnership or its subsidiaries or to a trustee or other person acquiring Offered Units for the accounts of such persons in which any of the Agents are acting for the Partnership in a capacity other than as Agent under this Agreement.  The Partnership and the Agents each acknowledge and agree that (A) there can be no assurance that any Agent will be successful in selling any Offered Units, and (B) the Agents will not incur any liability or obligation to the Partnership or any other person or entity if they fail to sell Offered Units for any reason other than a failure to use their respective commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such Offered Units as required by this Agreement.

(c)                                  Each Agent hereby covenants and agrees not to make any sales of the Offered Units on behalf of the Partnership, pursuant to this Section 2, other than (i) by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Act, including, without limitation, sales made directly on the NASDAQ, on any other existing trading market for the Common Units or to or through a market maker, (ii) by any other method permitted by law, including, without limitation, in privately negotiated transactions, and (iii) such other sales of the Offered Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Agent.

(d)                                 The Partnership, through the Authorized Individuals, or the Agent through whom the sale of Offered Units are to be made as sales agent on any Trading Day may, upon notice to the other party hereto by telephone (confirmed promptly by email, which confirmation will be promptly acknowledged by the receiving party) or email, suspend the offering of Offered Units with respect to which such Agent is acting as sales agent for any reason and at any time; provided, however, that such suspension shall not affect or impair the parties’ respective obligations with respect to the Offered Units sold, or with respect to Offered Units that the Partnership has agreed to sell, hereunder prior to the giving of such notice.

(e)                                  The gross sales price of any Offered Units sold pursuant to this Agreement by the applicable Agent acting as sales agent of the Partnership shall be equal to, in the discretion of such Agent but subject to the specific instructions of the Partnership, the market price prevailing at the time of sale for the Offered Units sold by such Agent on NASDAQ or otherwise, at prices related to prevailing market prices or at negotiated prices.  The compensation payable to an Agent for sales of Offered Units with respect to which such Agent acts as sales agent shall be up to 2.0% of the gross sales price for such Offered Units.  The Partnership may sell Offered Units to either Agent as principal at a price agreed upon between the Partnership and such Agent at the relevant Applicable Time and pursuant to a separate Terms Agreement.  The aggregate gross sale proceeds, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Partnership pursuant to this Section 2(e), unless such Agent has elected to invoice the Partnership for such commission, discount or other compensation pursuant to Section 2(f), and (ii) any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Partnership for such sales (the “Net Proceeds”).  The applicable Agent shall notify the Partnership as promptly as practicable if any deduction referenced in the preceding sentence will be made.  Notwithstanding the foregoing, in the event the Partnership engages an Agent as sales agent for the sale of Offered Units that would constitute a “distribution” within the meaning of Rule 100 of Regulation M under the 1934 Act, the Partnership and such Agent will agree to compensation for such Agent that is customary for such sales.

(f)                                   If acting as sales agent hereunder, the applicable Agent shall provide written confirmation to the Partnership following the close of trading on NASDAQ on each Trading Day on which Offered Units are sold under this Agreement setting forth the number of Offered Units sold on such day, the aggregate gross sales proceeds of the Offered Units, the aggregate Net Proceeds to the Partnership and the aggregate compensation payable by the Partnership to such Agent with respect to such sales. At each Agent’s election, such compensation shall either be (i) set forth and invoiced in periodic statements from such Agent to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof or (ii) deducted by the Agent from the payment of the gross sales proceeds to the Partnership as set forth in Section 2(e).

(g)                                  Under no circumstances shall the aggregate gross sales price or number, as the case may be, of Offered Units offered or sold pursuant to this Agreement, or which are the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, exceed the aggregate gross sales price or number, as the case may be, of Offered Units (i) referred to in the preamble paragraph of this Agreement, as reduced by prior sales of Offered Units under this Agreement, (ii) available for sale under the Registration Statement or (iii) authorized from time to time to be issued and sold under this Agreement or any Terms Agreement by GP LLC’s board of directors on behalf of the General Partner, or a duly authorized committee thereof or approved for listing on NASDAQ, and, in each case referred to in clause (ii) and (iii), notified to the Agents in writing.  In addition, under no circumstances shall any Offered Units with respect to which the Agent acts as sales agent be offered or sold, or be the subject of instructions to an Agent as sales agent pursuant to Section 2(b) hereof, at a price lower than the minimum price therefor duly authorized from time to time by the Partnership and notified, through the Authorized Individuals, to the Agents in writing.  The Agents shall have no responsibility for maintaining records with respect to Offered Units available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Offered Units duly authorized by the Partnership.

(h)                                 If the Partnership or any Agent believes that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act are not satisfied with respect to the Partnership or the Offered Units, it shall promptly notify the other parties and future offers and sales of Offered Units through the Agents on an agented basis under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.  If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the 1934 Act become satisfied with respect to the Partnership or the Offered Units, the Partnership shall promptly notify the Agents.

(i)                                     Settlement for sales of Offered Units will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to in writing by the Partnership and the applicable Agents (each such day, a “Settlement Date”).  On each Settlement Date for the sale of Offered Units through an Agent as sales agent, such Offered Units shall be delivered by the Partnership to such Agent in book-entry form to such Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Offered Units in same day funds delivered to an account designated by the Partnership.  If the Partnership shall default on its obligation to deliver Offered Units through an Agent as sales agent on any Settlement Date, the Partnership shall (i) indemnify and hold such Agent harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default.

(j)                                    Notwithstanding any other provision of this Agreement, the Partnership shall not offer or sell, or instruct an Agent to offer or sell, any Offered Units through an Agent as sales agent (and, by notice to the Agents given by telephone or email (confirmed promptly by email), shall cancel any instructions for any such offer or sale of any Offered Units prior to the commencement of the periods referenced below), and the Agents shall not be obligated to make any such offer or sale of Offered Units, (i) during any period in which the Partnership is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 2(k) hereof, at any time during the period commencing on the 10th business day prior to the time the Partnership issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(k)                                 Notwithstanding clause (ii) of Section 2(j) hereof, if the Partnership wishes to offer or sell Offered Units to an Agent as sales agent at any time during the period from and including an Earnings Announcement through and including the corresponding Filing Time, the Partnership shall first (i) prepare and deliver to such Agent (with a copy to counsel for the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to such Agent, and, prior to its filing, obtain the written consent of such Agent to such filing (which consent shall not be unreasonably withheld), (ii) provide such Agent with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 3(o), (p) and (q), respectively, hereof, (iii) afford such Agent the opportunity to conduct a due diligence review in accordance with Section 3(t) hereof prior to filing such Earnings 8-K and (iv) file such Earnings 8-K with the Commission.  For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 2(k) shall not relieve the Partnership from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 3(o), (p) and (q), respectively, hereof, and (B) this Section 2(k) shall in no way affect or limit the operation of clause (i) of Section 2(j) hereof, which shall have independent application.

(l)                                     The Agents shall not have any obligation to purchase Offered Units as principal, whether from the Partnership or otherwise, unless the Partnership and the applicable Agents agree as set forth below.  Offered Units purchased from the Partnership by the applicable Agents, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between such Agents and the Partnership as evidenced by a Terms Agreement.  The applicable Agents’ commitment to purchase Offered Units from the Partnership as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Partnership, and performance by the Partnership of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth.  At the time of each Terms Agreement, the applicable Agents shall specify the requirements, if any, for the officers’ certificate, opinions and letters of counsel and accountants’ letter pursuant to Section 3(o), (p) and (q), respectively, hereof.  In the event of a conflict between the terms of this Agreement and a Terms Agreement, the terms of such Terms Agreement shall control.

Section 3.  Covenants.   The Partnership agrees with the Agents:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Partnership, subject to Section 3(b) and 3(c) hereof, will comply with the requirements of Rule 430B, and will notify the Agents immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or any new registration statement relating to the Offered Units shall become effective or any amendment or supplement to the Prospectus shall have been filed (other than an amendment or supplement providing solely for the determination of the terms of an offering of securities unless related to an offering of Offered Units,as to which the Partnership will only be obligated to notify the applicable Agents), (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) or of the issuance of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, or of the suspension of the qualification of any Offered Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Partnership becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with any offering of Offered Units.  In connection with a Terms Agreement, the Partnership will prepare and file with the Commission, subject to Section 3(c) hereof, a pricing supplement with respect to the offer and sale of Offered Units covered by such Terms Agreement.  The Partnership will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Partnership will make every reasonable effort to prevent the issuance of any stop, prevention or suspension order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.  In the event of any issuance of a notice of objection, by the Commission, the Partnership shall take all necessary action to permit offers and sales of Offered Units by or through the Agents, including, without limitation, amending the Registration Statement or filing a new shelf registration statement relating thereto.  The Partnership shall pay the required Commission filing fees relating to the Offered Units prior to the time the initial Prospectus Supplement is filed with the Commission or the time any subsequent Prospectus Supplement that increases gross offering price or number of Offered Units that may offered and sold under this Agreement from that referenced in the immediately preceding Prospectus Supplement filed with the Commission.

(b)                                 Continued Compliance with Securities Laws.  The Partnership will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of sales of Offered Units as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or counsel to the Partnership, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, including, without limitation, the filing of any document incorporated by reference therein, in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Partnership will promptly (A) give the Agents or, in the case of an offer and sale of Offered Units to the applicable Agents as principal, such Agents written notice of such event or condition, and (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Agents or such Agents, as the case may be, with copies of any such amendment or supplement; provided, however, that the Partnership shall not file or use any such amendment or supplement to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(c)                                  Filing or Use of Amendments and Supplements.  The Partnership will give the Agents or, in the case of an offer and sale of Offered Units to the applicable Agents as principal, such Agents written notice of its intention to file or use (i) any amendment to the Registration Statement or any amendment or supplement to the General Disclosure Package or the Prospectus (other than an amendment or supplement thereto relating solely to the offering of securities unless related to an offering of Offered Units), whether pursuant to the 1933 Act, the 1934 Act or otherwise, (ii) any new Prospectus Supplement that includes information in addition to the information referred to in Section 3(n) hereof or (iii) a pricing supplement disclosing the offer and sale of Offered Units covered by a Terms Agreement, will furnish the Agents or such Agents, as the case may be, with copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Agents or such Agents, as the case may be, or counsel for the Agents shall reasonably object.

(d)                                 Delivery of Registration Statements.  The Partnership has furnished or will deliver to the Agents and counsel for the Agents, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts.  The signed copies of the Registration Statement and each amendment thereto furnished to the Agents and counsel for the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Delivery of Prospectuses.  The Partnership will furnish to the Agents or, in the case of an offer and sale of Offered Units to the applicable Agents as principal, such Agents, without charge, upon execution of this Agreement and thereafter during the period in which a prospectus is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with any offer or sale of Offered Units, such number of copies of the Prospectus (as amended or supplemented) as the Agents or such Agents, as the case may be, may reasonably request.  The Partnership will also furnish, upon request of the Agents or such Agents, as the case may be, copies of the Prospectus (as amended or supplemented) to each exchange or market on which sales of Offered Units were made as may be required by the rules and regulations of such exchange or market.  The Prospectus and any amendments or supplements thereto furnished in accordance with this Section will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)                                   Reporting Requirements.  The Partnership, during the period in which a prospectus is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with any offer or sale of Offered Units, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods prescribed by, and meeting the requirements of, the 1934 Act and the 1934 Act Regulations.  Additionally, the Partnership shall report the use of the Net Proceeds from the sale of any Offered Units as may be required under the 1933 Act and the 1933 Act Regulations, including, if applicable, Rule 463 of the 1933 Act Regulations.

(g)                                  Blue Sky Qualifications.  The Partnership will use its best efforts, in cooperation with the Agents or, in the case of an offer and sale of Offered Units to the applicable Agents as principal, such Agents to qualify the Offered Units for offering and sale under the applicable securities laws of such states and non-U.S. jurisdictions as the Agents or such Agents, as the case may be, may, from time to time, designate and to maintain such qualifications in effect so long as required to complete the sale of the Offered Units contemplated by this Agreement; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h)                                 Earnings Statement.  The Partnership will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(i)                                     Use of Proceeds.  The Partnership will use the Net Proceeds received by it from the sale of the Offered Units pursuant to this Agreement in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(j)                                    Listing.  The Partnership will use its best efforts to effect and maintain the listing of the Offered Units on, and satisfy the requirements of, NASDAQ, subject to notice of issuance.

(k)                                 Notice of Certain Actions.  The Partnership will not, without the prior written consent of the Agents, unless it gives the Agents at least five business days’ prior written notice, (i) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or file any registration statement under the 1933 Act with respect to any of the foregoing (other than a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Units, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Offered Units to be sold hereunder, (B) any Common Units issued by the Partnership upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, or (C) any equity incentive awards approved by the board of directors of the General Partner or the compensation committee thereof (or the issuance of Common Units upon exercise thereof) granted pursuant to existing employee benefit plans of the Partnership referred to in the Registration Statement, the General Disclosure Package and the Prospectus. Upon receipt of any written notice contemplated above, an Agent may suspend its activity under this Agreement for such period of time as deemed appropriate by such Agent.

(l)                                     Issuer Free Writing Prospectuses.  The Partnership agrees that, unless it obtains the prior written consent of the applicable Agents, it will not make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.  The Partnership represents that it has treated or agrees that it will treat each such free writing prospectus consented to by the applicable Agents as an “issuer free writing prospectus,” as defined in Rule 433, and that it will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus any event shall occur or condition shall exist as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Partnership will promptly notify the applicable Agents and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m)                             No Stabilization or Manipulation.  The Partnership agrees that neither it nor any affiliate of the Partnership will take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of any Offered Units or to result in a violation of Regulation M under the 1934 Act.

(n)                                 Update of Activity under this Agreement.  The Partnership shall disclose (i) in each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Partnership in respect of any fiscal quarterly period (which, in the case of an Annual Report on Form 10-K, would mean the last quarterly period of the fiscal year) in which sales of Offered Units were made by or through an Agent under this Agreement (each date on which any such document or amendment thereto is filed, a “Partnership Periodic Report Date”), or (ii) to the extent required by applicable law and/or interpretations of the Commission, in Prospectus Supplements for each such fiscal quarterly period, the number of Offered Units sold by or through the Agents under this Agreement during such fiscal quarterly period and the Net Proceeds received by the Partnership and the aggregate compensation paid by the Partnership to the Agents with respect to such sales.

(o)                                 Delivery of Future Officers’ Certificates.  Upon commencement of the offering of Offered Units under this Agreement, (A) each time Offered Units are delivered to the applicable Agents as principal on a Settlement Date, (B) promptly after each (i) date on which the Registration Statement shall be amended or a new registration statement relating to the Offered Units shall become effective or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of securities, including the Offered Units, (2) in connection with the filing of a Prospectus Supplement that contains solely the information referred to in Section 3(n) hereof, or (3) in connection with the filing of any Current Report on Form 8-K (other than an Earnings 8-K and any other Current Report on Form 8-K which contains financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) (each such date, a “Registration Statement Amendment Date”), (ii) date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 2(k) hereof (a “Partnership Earnings Report Date”) and (iii) Partnership Periodic Report Date, and (C) promptly after each reasonable request by the Agents (each date of any such request by the Agents, a “Request Date” and, together with any Settlement Date, any Registration Statement Amendment Date, any Partnership Earnings Report Date, and any Partnership Periodic Report Date a “Representation Date”), the Partnership will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents an officers’ certificate, dated such Representation Date, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, to the effect that the statements contained in the officers’ certificate referred to in Section 5(f) hereof that was last furnished to the Agents or, in the case of clause (A) above, such Agents, as the case may be, are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(f) hereof that, but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented at the date of such certificate.  As used in this Section 3(o), to the extent there shall be a sale of Offered Units on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(p)                                 Delivery of Future Opinions and Letters of Counsel.  Upon commencement of the offering of Offered Units under this Agreement, (A) each time Offered Units are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date, the Partnership will furnish or cause to be furnished to the Agents or, in the case of clause (A) above, the applicable Agents the written opinions and letters of each of counsel to the Partnership (who shall be reasonably acceptable to the Agents or, in the case of clause (A) above, such Agents, as the case may be,) and counsel to the Agents, dated such Representation Date, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the respective opinions and letters referred to in Section 5(b) and 5(c), as applicable, hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such opinion and letter or, in lieu of any such opinion and letter, counsel last furnishing such opinion and letter to the Agents or, in the case of clause (A) above, such Agents, as the case may be, shall furnish the Agents or, in the case of clause (A) above, such Agents, as the case may be, with a letter substantially to the effect that the Agents or, in the case of clause (A) above, such Agents, as the case may be, may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter authorizing reliance). As used in this Section 3(p), to the extent there shall be a sale of Offered Units on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(q)                                 Delivery of Future Accountants’ Letters.  Upon commencement of the offering of Offered Units under this Agreement, (A) each time Offered Units are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date, the Partnership will cause its independent accountants to furnish to the Agents or, in the case of clause (A) above, the applicable Agents a letter, dated such

Representation Date, in form and substance reasonably satisfactory to the Agents, or, in the case of clause (A) above, such Agents, as the case may be, of the same tenor as the letter referred to in Section 5(d) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter.  As used in this paragraph, to the extent there shall be a sale of Offered Units on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale.

(r)                                    Trading in the Common Units.  The Partnership consents to the Agents trading in the Common Units for their own account and for the account of their clients at the same time as sales of Offered Units occur pursuant to this Agreement.

(s)                                   Non-Consummation Offer.  If, to the knowledge of the Partnership Parties, any filing required by Rule 424 in connection with an offering of Offered Units shall not have been made or the representations and warranties of the Partnership contained in this Agreement shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Offered Units from or through an Agent the right to refuse to purchase and pay for such Offered Units.

(t)                                    Due Diligence Review.  The Partnership will cooperate with any due diligence review reasonably requested by the Agents or counsel for the Agents, fully and in a timely manner, in connections with offers and sales of Offered Units from time to time, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Partnership’s principal offices.

(u)                                 Renewal Deadline.  If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Offered Units purchased by an Agent as principal remain unsold, the Partnership will, prior to the Renewal Deadline, (i) promptly notify the Agents and (ii) promptly file, if it is eligible to do so, a new shelf registration statement relating to the Offered Units, in a form and substance satisfactory to the Agents.  If, at the time the Partnership intends to file such a new shelf registration statement, it is not eligible to do so, the Partnership will, prior to the Renewal Deadline, (i) promptly notify the Agents, (ii) promptly file a new shelf registration statement on the proper form relating to the Offered Units, in a form and substance satisfactory to the Agents, (iii) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline and (iv) promptly notify the Agents of such effectiveness.  The Partnership will take all other action necessary or appropriate to permit the offering and sale of the Offered Units to continue as contemplated in the expired Registration Statement.  References herein to the “Registration Statement” shall include such new shelf registration statement.

Section 4.  Payment of Expenses. The Partnership will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Agents of copies of any preliminary prospectus, any Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (iii) any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Offered Units to the Agents, (iv) the fees and disbursements of the Partnership’s counsel, accountants and other advisors, (v) the qualification of the Offered Units under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Offered Units, (vii) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offered Units, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Agents in connection with, any required review by Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of sales of Offered Units, (ix) the fees and expenses incurred in connection with the listing of the Offered Units on NASDAQ, (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for the sale of Offered Units caused by a breach of the representation contained in the second sentence of Section 1(b) hereof and (xi) the reasonable documented out-of-pocket expenses of the Agents, including the reasonable fees, disbursements and expenses of one designated counsel for the Agents in connection with this Agreement and the Registration Statement and ongoing services in connection with the transactions contemplated hereunder.

Section 5.  Conditions of Agents’ Obligations.  The obligations of each Agent hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Partnership Parties herein or in certificates of any officer of the Partnership Parties delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, the date of any executed Terms Agreement and as of each Representation Date, Applicable Time and Settlement Date, to the condition that the Partnership Parties shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                 Effectiveness of Registration Statement and Filing of Prospectus.  The Partnership shall have filed the Registration Statement with the Commission not earlier than three years prior to the date hereof and the Registration Statement shall be effective.  The Partnership shall have filed with the Commission the Prospectus on or prior to the date of this Agreement and any subsequent Basic Prospectus or Prospectus Supplement prior to any Applicable Time and related Settlement Date, as applicable, in each case in the manner and within the time period required by Rule 424(b), and each Issuer Free Writing Prospectus, if any, in the manner and within the time period required by Rule 433.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Partnership’s knowledge, contemplated.  The Partnership shall have complied with any and all requests for additional information on the part of the Commission to the reasonable satisfaction of the Agents.  The Partnership shall have paid the required Commission filing fees relating to the Offered Units as specified in Section 3(a) hereof.

(b)                                 Opinion of Counsel for the Agents.  On every Representation Date, the Agents shall have received the favorable written opinion or opinions of Mayer Brown LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.

(c)                                  Opinion of Counsel to the Partnership.

(i)                                     On every Representation Date, the Agents shall have received the favorable written opinion or opinions of Vinson & Elkins L.L.P., counsel to the Partnership, dated such date, to the effect set forth in Exhibit A hereto and to such further effect as the Agents may reasonably request.

(ii)                                  On every Representation Date, the Agents shall have received the favorable written opinion or opinions of Donald C. Wayne, general counsel of GP LLC, dated such date, to the effect set forth in Exhibit B hereto and to such further effect as the Agents may reasonably request.

(d)                                 Accountants’ Letter.  On each Representation Date, the Agents shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and other financial information included in the Registration Statement, the General Disclosure Package and the Prospectus or any amendment or supplement thereto.

(e)                                  Officer’s Certificate on Size of ATM Program.  On the date of this Agreement, the Partnership shall have furnished to the Agents a certificate of an executive officer of the Partnership, dated such date, in a form satisfactory to the Agents, stating the minimum gross sales price per unit for sales of Offered Units pursuant to this Agreement and the maximum number of Offered Units that may be issued and sold pursuant to this Agreement or, alternatively, the maximum gross proceeds from such sales, as duly authorized by the General Partner’s board of directors or a duly authorized committee thereof, and specify the number of Offered Units that have been approved for listing subject to official notice of issuance, on NASDAQ.

(f)                                   Officers’ Certificate for the Partnership.  On each Representation Date, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, and the Agents shall have received a certificate of the Chief Executive Officer or President of the Partnership and of the Chief Financial Officer or Chief Accounting Officer of the Partnership, dated such date, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Partnership in this Agreement are true and correct with the same force and effect as though expressly made on and as of such date, (iii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to such date and (iv) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by the Partnership, no order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)                                  Listing.  The Offered Units shall have been approved for listing, subject to official notice of issuance, on NASDAQ.

(h)                                 Due Diligence.  On such dates as reasonably requested by the Agents, the Partnership shall have conducted due diligence sessions, in form and substance satisfactory to each Agent.

(i)                                     Additional Documents.  Counsel for the Agents shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to render the opinions or make the statements requested by the Agents, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the covenants, obligations or conditions, contained herein; and all proceedings taken by the Partnership in connection with the issuance and sale of the Offered Units as contemplated herein shall be satisfactory in form and substance to the Agents and counsel for the Agents.

(j)                                    Termination of this Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the applicable Agents by notice to the Partnership at any time, and any such termination shall be without liability of any party to any other party except the provisions of Sections 1, 3(h), 4, 6, 7, 8, 12, 13, 14 and 15 hereof shall remain in full force and effect notwithstanding such termination.

Section 6.  Indemnification.

(a)                                 Indemnification of the Agents.  The Partnership agrees to indemnify and hold harmless the Agents, their respective affiliates (as such term is defined in Rule 501(b) of the 1933 Act Regulations (each, an “Affiliate”)), selling agents, officers and directors and each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental entity, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Partnership;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agents), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental entity, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Partnership by the Agents in writing expressly for use therein.

(b)                                 Indemnification of Partnership, Directors and Officers.  Each Agent, severally and not jointly, agrees to indemnify and hold harmless the Partnership, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or in the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the information furnished to the Partnership by such Agent in writing expressly for use therein.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) hereof, counsel to the indemnified parties shall be selected by the Agents, and, in the case of parties indemnified pursuant to Section 6(b) hereof, counsel to the indemnified parties shall be selected by the Partnership.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the prior written consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental entity, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Information Furnished by the Agents.  The Partnership acknowledges that the following statements set forth in the Prospectus Supplement constitute the only information furnished by the Agents as such information is referred to in Sections 1(b) and 6(b) hereof: the names of each Agent.

Section 7.  Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other hand, from the applicable offering of Offered Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Partnership, on the one hand, and the applicable Agents, on the other hand, in connection with the applicable offering of Offered Units shall be deemed to be in the same proportion as the total Net Proceeds from such offering (before deducting expenses) received by the Partnership, on the one hand, bear to the total commissions or underwriting discounts received by the applicable Agents, on the other hand.

The relative fault of the Partnership, on the one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the applicable Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Partnership and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the applicable Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental entity, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Agent shall be required to contribute any amount in excess of the total commissions or underwriting discounts received by such Agent in connection with Offered Units placed or underwritten by it for sale to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and an Agent’s Affiliates, selling agents, officers and directors shall have the same rights to contribution as such Agent, and each director of the Partnership, each officer of the Partnership who signed the Registration Statement, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Partnership.  The Agents’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Offered Units placed or underwritten by it in the applicable offering.

Section 8.  Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Partnership or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of an Agent or its Affiliates, selling agents, officers or directors or any person controlling such Agent, or the Partnership or its officers or directors, or any person controlling the Partnership and (ii) delivery of and payment for the Offered Units.

Section 9.  Termination.

(a)                                 This Agreement may be terminated for any reason, at any time, by either the Partnership or an Agent, as to itself, upon the giving of three days prior written notice to the other parties hereto.

(b)                                 The applicable Agents may terminate a Terms Agreement to which they are a party, at any time at or prior to the Settlement Date, (i) if there has been, in such judgment of such Agents, since the time of execution of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agents, impracticable or inadvisable to proceed with the completion of the offering of Offered Units contemplated by such Terms Agreement or to enforce contracts for the sale of such Offered Units, or (iii) if trading in any securities of the Partnership has been suspended or materially limited by the Commission or NASDAQ, or (iv) if trading generally on the NYSE, the NYSE Amex or NASDAQ has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental entity, or (v) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to the systems of Clearstream Banking, société anonyme, or Euroclear Bank, S.A./N.V., in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(c)                                  If the Partnership and two or more Agents enter into a Terms Agreement pursuant to which such Agents agree to purchase Offered Units from the Partnership as principal and one or more of such Agents shall fail at the Settlement Date to purchase the Offered Units which it or they are obligated to purchase (the “Defaulted Offered Units”), then the nondefaulting Agents shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Offered Units in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

(i)                                     if the number of Defaulted Offered Units does not exceed 10% of the number of Offered Units to be so purchased by all of such Agents on the Settlement Date, the nondefaulting Agents shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial purchase obligation bears to the purchase obligations of all nondefaulting Agents; or

(ii)                                  if the number of Defaulted Offered Units exceeds 10% of the number of Offered Units to be so purchased by all of such Agents on the Settlement Date, such Terms Agreement shall terminate without liability on the part of any nondefaulting Agent.

No action taken pursuant to this Section 9(c) shall relieve any defaulting Agent from liability in respect of its default.  In the event of any such default which does not result in a termination of such Terms Agreement, either the nondefaulting Agents or the Partnership shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

(d)                                 In the event of any termination under this Section 9, neither party will have any liability to the other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (a) an Agent shall own any Offered Units purchased by it as principal or (b) an offer to purchase any Offered Units has been accepted by the Partnership but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Offered Units are resold or so delivered, as the case may be, and (iii) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8, 12, 13, 14 and 15 hereof shall remain in effect.

Section 10.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Agents shall be directed, as applicable, to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, 8th Floor, New York, New York 10036, Attention: Thomas J. Opladen, Jr. (facsimile: (415) 835-2514), with a copy to Attention: David Moran (facsimile: (415) 835-2514)

Citigroup Global Markets Inc., Attention: General Counsel, 388 Greenwich Street, New York, New York 10013 (facsimile: (646) 291-1469)

J.P. Morgan Securities LLC, Attention: Sanjeet Dewal, Adam Rosenbluth and Brett Chalmers, 383 Madison Avenue, New York, New York 10179 (facsimile: (646) 441-4870)

RBC Capital Markets, LLC, Attention: Equity Capital Markets, Three World Financial Center, 8th Floor, 200 Vesey Street, New York, New York 10281 (facsimile: (212) 428-6260)

Wells Fargo Securities, LLC, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152 (facsimile: (212) 214-5918)

Notices to the Partnership shall be directed to it at:

Exterran Partners, L.P.

16666 Northchase Drive

Houston, Texas, 77060

Attention: Donald C. Wayne, Senior Vice President and General Counsel

Section 11.  No Advisory or Fiduciary Relationship.  The Partnership acknowledges and agrees that (a) each purchase and sale of Offered Units pursuant to this Agreement, including the determination of the respective initial public offering prices of Offered Units, if any, and any related discounts and commissions, is an arm’s-length commercial transaction between the Partnership, on the one hand, and the applicable Agents, on the other hand, (b) the Agents have not assumed and will not assume any advisory or fiduciary responsibility in favor of the Partnership or any of its subsidiaries or other affiliates with respect to any offering of Offered Units or the process leading thereto (irrespective of whether the applicable Agents have advised or are currently advising the Partnership or any of its subsidiaries or other affiliates on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement, (c) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Partnership, and (d) the Agents have not provided any legal, accounting, financial, regulatory or tax advice to the Partnership or any other person or entity with respect to any offering of Offered Units and the Partnership has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate.

Section 12.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Agents and the Partnership and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, their respective Affiliates and selling agents, the Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, their respective Affiliates and selling agents, the Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Offered Units shall be deemed to be a successor by reason merely of such purchase.

Section 13.  Trial by Jury.  Each of the Partnership (on its behalf and, to the extent permitted by applicable law, on behalf of its partners and affiliates), and the Agents hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 14.  GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 15.  Consent to Jurisdiction; Waiver of Immunity.  Each of the Partnership and the Agent agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any Specified Court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to a party’s address set forth in Section 11 hereof shall be effective service of process upon such party for any suit, action or proceeding brought in any Specified Court.  Each of the Partnership and the Agents irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim in any Specified Court that any such suit, action or proceeding brought in any Specified Court has been brought in an inconvenient forum.

Section 16.  TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 18.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature pages follow.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Partnership in accordance with its terms.

Very truly yours,

EXTERRAN PARTNERS, L.P.

By:	Exterran General Partner, L.P.,
its general partner

By:	Exterran GP LLC, its general partner

By	/s/ David S. Miller
	Name:	David S. Miller
	Title:	Senior Vice President and
Chief Financial Officer

EXTERRAN GENERAL PARTNER, L.P.

By:	Exterran GP LLC, its general partner

By	/s/ David S. Miller
	Name:	David S. Miller
	Title:	Senior Vice President and
Chief Financial Officer

EXTERRAN GP LLC

By	/s/ David S. Miller
	Name:	David S. Miller
	Title:	Senior Vice President and
Chief Financial Officer

Signature Page to ATM Equity OfferingSM Sales Agreement

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael Cannon
Name: Michael Cannon
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Michael Jamieson
Name: Michael Jamieson
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Adam Rosenbluth
Name: Adam Rosenbluth
Title: Executive Director

RBC Capital Markets, LLC

By:	/s/ Jennifer Caruso
Name: Jennifer Caruso
Title: Managing Director

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

Signature Page to ATM Equity OfferingSM Sales Agreement

Exhibit A

FORM OF OPINION OF PARTNERSHIP’S COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(c)(i)

1.                                      Each of the Partnership Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of the State of Delaware and has full limited partnership or limited liability company power and authority, as applicable, necessary to own, lease and operate its properties and assets, to conduct its business as described in the Prospectus and to enter into and perform their obligations under this Agreement (to the extent applicable), in each case in all material respects as described in the this Agreement.  Each of the Partnership Parties is duly qualified to transact business and is in good standing as a foreign limited partnership or foreign limited liability company in each jurisdiction set forth opposite its name on Annex A to this opinion.

2.                                      The General Partner has all partnership power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, the General Disclosure Package and Prospectus. GP LLC has full limited liability company power and authority to act as general partner of the General Partner in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus.

3.                                      GP LLC is the sole general partner of the General Partner with a 0.001% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement; and GP LLC owns such general partner interest free and clear of all Liens (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming GP LLC as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the EXH Credit Agreement.

4.                                      The General Partner is the sole general partner of the Partnership with a 1.987% general partner interest in the Partnership and owns all the Incentive Distribution Rights of the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all Liens (except for restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as a debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act.

5.                                      To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership other than as described in the Registration Statement, as set forth in the Partnership Agreement or as have been waived.

6.                                      This Agreement has been duly authorized, executed and delivered by the Partnership Parties.

7.                                      The Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the Partnership and is a valid and legally binding agreement of the General Partner and the Partnership, enforceable against such parties in accordance with its terms; provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii)

public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

8.                                      The Offered Units to be issued and sold by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued by the Partnership against payment therefor in accordance with the terms of this Agreement at the price determined by the authorized officers so designated by the Board of Directors of GP LLC, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act).

9.                                      None of (i) the offering, issuance or sale by the Partnership of the Offered Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties or (iii) the consummation of any other transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Parties, (B) constitutes or will constitute a breach or violation of, a default (or an event that, with notice or lapse of time or both, would constitute such a default) or results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Parties under any document filed as an exhibit to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Partnership’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 or any Current Report on Form 8-K filed by the Partnership after March 31, 2015 or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act, the laws of the State of Texas or federal law or any order, judgment, decree or injunction of any court or governmental agency or other authority known to such counsel having jurisdiction over any of the Partnership Entities or any of their properties or assets in a proceeding to which any of them or their property is a party, which breaches, violations, defaults or Liens, in the case of clauses (B) or (C), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

10.                               No permit, consent, approval, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, Texas law or federal law is required in connection with the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated by this Agreement, except (i) for such permits, consents, approvals and similar authorizations required under the 1933 Act, the 1934 Act and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions provided for in this Agreement or (iv) as disclosed in the General Disclosure Package.

11.                               The Registration Statement has become effective under the 1933 Act; any required filing of each prospectus relating to the offer and sale of the Offered Units (including the Prospectus) pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b) (without reference to Rule 424(b)(8)); any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 has been made in the manner and within the time period required by Rule 433(d); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

12.                               The Registration Statement, as of its effective date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and the date hereof, appear on their face to comply in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data contained in or omitted from the Registration Statement or Prospectus.

13.                               The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions” and “Description of the Common Units,” insofar as they purport to constitute summaries of the terms of the Common Units (including the Offered Units), constitute accurate summaries of the terms of such Common Units in all material respects.

14.                               The statements made in the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions” and “Investment in Exterran Partners, L.P. by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

15.                               The opinion of such counsel that is filed as Exhibit 8.1 to the Partnership’s Current Report on Form 8-K on or about May 15, 2015 and incorporated by reference in the Registration Statement is confirmed and the Agents may rely upon such opinion as if it were addressed to them.

16.                               The Partnership, after giving effect to the offering and sale of the Offered Units, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

17.                               To the knowledge of such counsel, there are no legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Prospectus but are not so described as required.

In rendering such opinion, such counsel may (i) rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on the representations and warranties contained in this Agreement, certificates of responsible officers and employees of the Partnership Parties and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinions are limited to matters governed by the federal laws of the United States of America, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of certain of the Partnership Parties, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of such jurisdiction (each of which will be dated as of a date not more than fourteen days prior to the applicable delivery date and shall be provided to the Agents), (v) assume that all parties to this Agreement will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of this Agreement, and (vi) state that they express no opinion with respect to (A) permits to own or operate any personal or real property or (B) state or local taxes or tax statutes to which any of the limited partners of any of the Partnership Entities may be subject. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

In addition, such counsel shall state that they have participated in conferences with officers and representatives of the Partnership Parties, representatives of the independent registered public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified such information, is not passing upon, is not assuming any responsibility for and is not expressing an opinion regarding the accuracy, completeness or fairness of the statements contained or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing participation, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)                               the Registration Statement, at the most recent deemed effective date pursuant to Rule 430B(f)(2) under the 1933 Act prior hereto, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)                               the Prospectus, as of its issue date or at the Settlement Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)                               the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that in each case such counsel need express no opinion with respect to (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the independent public accountants’ report thereon or (ii) the other financial or accounting data contained in or omitted from the Registration Statement, the Prospectus or the General Disclosure Package and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.

ANNEX A

Name of Entity	Jurisdictions of Foreign Qualification

Exterran Partners, L.P.	Texas

Exterran General Partner, L.P.	Texas

Exterran GP LLC	Texas

Exhibit B

FORM OF OPINION OF GENERAL COUNSEL TO THE PARTNERSHIP
TO BE DELIVERED PURSUANT TO SECTION 5(c)(ii)

The issued and outstanding limited partner interests and general partner interests of the Partnership consist of 59,666,710 Common Units, the Incentive Distribution Rights and 1,209,562 General Partner Units.

B-1

Annex I

EXTERRAN PARTNERS, L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

[Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Citigroup Global Markets Inc.

338 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

RBC Capital Markets, LLC

200 Vessey Street

Three World Financial Center

New York, New York 10281

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152]

Ladies and Gentlemen:

Exterran Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, on the basis of the representations and warranties, and subject to the terms and conditions, stated herein and in the ATM Equity OfferingSM Sales Agreement, dated May 15, 2015 (the “Sales Agreement”), between the Partnership, Exterran General Partner, L.P., Exterran GP LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. J.P. Morgan Securities LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC, to issue and sell to [•] as principal for resale ([collectively,] the “Underwriter[s]”), and the Underwriter[s severally] agree[s] to purchase from the Partnership the Offered Units specified in the Schedule A hereto (the “Initial Securities”) [, and to grant to the Underwriter[s] the option to purchase the additional Offered Units specified in the Schedule A hereto (the “Option Securities”, and together with the Initial Securities, the “Securities”)]*,[in each case] * on the terms specified in Schedule A hereto.  Capitalized terms but and not defined herein have the respective meanings ascribed thereto in the Sales Agreement.

[The Partnership grants an option to the Underwriter[s, severally and not jointly, ]to purchase up to an additional [•] Option Securities at the price per unit set forth in Schedule A hereto, less an amount per unit equal to any distributions declared by the Partnership and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Underwriter[s] to the Partnership setting forth the number of Option Securities as to which the [several] Underwriter[s] [is][are] then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriter[s], but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Settlement Date (as defined below).  [If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as [Merrill Lynch] in its sole discretion shall make to eliminate any sales or purchases of fractional Offered Units.  For purposes of clarity, the parties hereto agree that the officers’ certificate, opinions and letter of counsel and accountants’ letter referred to in Section 3(o), (p) and (q), respectively, of the Sales Agreement are required to be delivered by or on behalf of the Partnership on the Settlement Date.]*

Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of [insert name and address of counsel to the Underwriter[s]], or at such other place as shall be agreed upon by the Underwriter[s] and the Partnership, at 9:00 A.M. (New York City time) on the third (or fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9(c) of the Sales Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter[s] and the Partnership (such time and date of payment and delivery being herein called “Settlement Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriter[s], payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriter[s] and the Partnership, on each Date of Delivery as specified in the notice from the Underwriter[s] to the Partnership.

Payment shall be made to the Partnership by wire transfer of immediately available funds to a bank account designated by the Partnership against delivery to the Underwriter[s for their respective accounts for the Securities to be purchased by them].  [It is understood that each Underwriter has authorized [Merrill Lynch] as representative of the Underwriters, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  [Merrill Lynch], individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Settlement Date or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.]

Each of the provisions of the Sales Agreement not related solely to the Agent, as agent of the Partnership, is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if each such provision had been set forth in full herein. Each of the representations and warranties set forth in the Sales Agreement shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Applicable Time [and any Date of Delivery].

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Partnership a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriter[s] and the Partnership in accordance with its terms.

THIS TERMS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Very truly yours,

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P.,
its general partner

	By:	Exterran GP LLC, its general partner

By
		Name:	David S. Miller
		Title:	Senior Vice President and
Chief Financial Officer

EXTERRAN GENERAL PARTNER, L.P.

	By:	Exterran GP LLC, its general partner

By
		Name:	David S. Miller
		Title:	Senior Vice President and
Chief Financial Officer

EXTERRAN GP LLC

By
		Name:	David S. Miller
		Title:	Senior Vice President and
Chief Financial Officer

Accepted as of the date hereof:

[Underwriter[s]]

By:

Name:

Title:

*                                         Include only if the Underwriter[s][has][have] an option to purchase additional Offered Units from the Partnership.

Annex II

AUTHORIZED INDIVIDUALS

Name	Title	Email

David S. Miller	Senior Vice President and Chief Financial Officer	david.miller@exterran.com

Michael Bent	Vice President of Finance and Treasury	michael.bent@exterran.com

David Skipper	Assistant Treasurer	david.skipper@exterran.com

II-1